Exhibit 10.33

AMENDMENT TO

EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”) is entered into effective as of December 31, 2008, by and among John S. Fischer (the “Executive”), Local Insight Media, L.P., a Delaware limited partnership (“LIM LP”), and Local Insight Media Holdings, Inc., a Delaware corporation (the “Company,” which term includes any subsidiary, affiliate or successor of Local Insight Media Holdings, Inc. that may employ Executive from time to time).

RECITALS

WHEREAS, effective as of January 2, 2007, LIM LP (as successor to Local Insight Media LLC) and the Executive entered into an Employment Agreement (the “Agreement”);

WHEREAS, LIM LP, an indirect, wholly owned subsidiary of the Company, wishes to assign its rights and obligations under the Agreement to the Company, and the Company wishes to assume such rights and obligations; and

WHEREAS, the parties desire to amend the Agreement to comply with the requirements for nonqualified deferred compensation arrangements under Section 409A of the Internal Revenue Code of 1986, as amended, the final Treasury Regulations thereunder and other applicable guidance (“Section 409A”);

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties hereto agree as follows:

1. LIM LP hereby assigns, transfers and sets over to the Company, and the Company hereby assumes, all LIM LP’s right, title, interest, powers, privileges, remedies, duties, liabilities and obligations under the Agreement. As of the date of this Amendment, the Company shall become entitled to all such right, title, interest, powers, privileges and remedies of LIM LP and subject to all such duties, liabilities and obligations of LIM LP, in each case as if the Company were the original party to the Agreement.

2. Section 3.2 of the Agreement, Bonuses, is hereby amended by adding the following sentence to the end of such Section:

Effective on and after December 31, 2008, the amount, time and form of payment of any bonus amount awarded to the Executive hereunder shall be determined under the terms of the Executive Bonus Plan for the applicable fiscal year.

3. A new Section 5.2, Time and Form of Payments; Key Definitions, is hereby added to the Agreement, such new Section to read in its entirety as follows:

5.2 Time and Form of Payments; Key Definitions. The parties intend that each payment and benefit provided to the Executive upon his termination of employment shall be eligible for certain regulatory exceptions to the limitations imposed on nonqualified deferred compensation by Section 409A or shall comply with the requirements of Section 409A. The purpose of this Section 5.2 is to amend the Agreement to comply with, or be eligible for one or more exceptions from, the requirements of Section 409A. Each of the following amounts payable to the Executive shall constitute a separate payment for purposes of Section 409A.

(a) The aggregate amount of continued base salary payable pursuant to Section 5.1(a) shall be paid in a lump sum, on a date determined by the Company, within ninety (90) days following the date of the Executive’s separation from service with the Company, provided that: (i) the Executive has executed and not revoked the general waiver and release of claims agreement referred to above and (ii) such general waiver and release is no longer revocable.

(b) In lieu of, and in full satisfaction of, any continued coverage under any Company group health benefit plans pursuant to Section 5.1(b), the Executive shall be paid an amount in a lump sum, on the date determined under Section 5.2(a), with the amount determined as follows: (i) the monthly COBRA premium rate for such continued coverage, as determined on the date the Executive separates from service, multiplied by (ii) the number of months of continued coverage set forth in Section 5.1(b).

(c) The prorated amount of the Executive’s Annual Bonus, if any, payable pursuant to Section 5.1(c) shall be paid in a lump sum, on a date determined by the Company, during the period commencing January 1 and ending April 30 of the calendar year immediately following the calendar year to which the bonus relates.

(d) For purposes of this Agreement, the term “termination of employment” shall mean “separation from service” and the terms “separation from service” and “nonqualified deferred compensation” shall have the meanings of such terms as determined under Section 409A.

4. This Amendment shall enter into effect as of the date first set forth above. Except to the extent that this Amendment expressly modifies the Agreement, the Agreement shall remain in full force and effect.

5. This Amendment may be executed in counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic photocopy (i.e., a “pdf”) shall be effective as delivery of a manually executed counterpart hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement on the dates set forth below, effective as of the date first set forth above.

LOCAL INSIGHT MEDIA HOLDINGS, INC.

By:	/s/ Scott A. Pomeroy
Scott A. Pomeroy
President and Chief Executive Officer

Date:	December 23, 2008

LOCAL INSIGHT MEDIA, L.P.

By:	/s/ Scott A. Pomeroy
Scott A. Pomeroy
President and Chief Executive Officer

Date:	December 23, 2008

EXECUTIVE

By:	/s/ John S. Fischer
John S. Fischer

Date:	December 31, 2008

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